AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 10, 2002
                                                      REGISTRATION NO. 333-74606
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------

                                  PRE-EFFECTIVE
                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------


                         PHARMACEUTICAL RESOURCES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
             NEW JERSEY                                          22-3122182
    (STATE OR OTHER JURISDICTION                             (I.R.S. EMPLOYER
 OF INCORPORATION OR  ORGANIZATION)                       IDENTIFICATION NUMBER)

                               ONE RAM RIDGE ROAD
                          SPRING VALLEY, NEW YORK 10977
                                 (845) 425-7100

    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                KENNETH I. SAWYER
                CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                         PHARMACEUTICAL RESOURCES, INC.
                               ONE RAM RIDGE ROAD
                          SPRING VALLEY, NEW YORK 10977
                                 (845) 425-7100

 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                   COPIES TO:


                            STEPHEN R. CONNONI, ESQ.
                           KIRKPATRICK & LOCKHART LLP
                           1251 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10020
                                 (212) 536-3900


        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   From time to time after the effective date of this registration statement.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE
================================ ==================== ============================== ======================
    TITLE OF EACH CLASS OF          AMOUNT TO BE       PROPOSED MAXIMUM AGGREGATE          AMOUNT OF
  SECURITIES TO BE REGISTERED      REGISTERED (1)         OFFERING PRICE (2)(3)      REGISTRATION FEE (4)
-------------------------------- -------------------- ------------------------------ ----------------------
Common  Stock,  par value $0.01          (5)                       (5)                        (5)
per share ...................
-------------------------------- -------------------- ------------------------------ ----------------------
Preferred   Stock,   par  value          (5)                       (5)                        (5)
$0.0001 per share............
-------------------------------- -------------------- ------------------------------ ----------------------
Warrants,    exercisable    for          (5)                       (5)                        (5)
shares  of   common   stock  or
shares of preferred stock....
-------------------------------- -------------------- ------------------------------ ----------------------
Total........................      $75,000,000(6)            $75,000,000(6)               $17,925(6)
================================ ==================== ============================== ======================


(1) There are being registered hereunder such indeterminate number of shares of common stock and preferred stock and such indeterminate number of warrants to purchase common stock and preferred stock as shall have an aggregate initial offering price not to exceed $75,000,000. The securities registered hereunder may be sold separately or together as units with other securities registered hereunder. The securities hereunder also include such indeterminate number of shares of common stock that may be issued upon conversion of any convertible preferred stock or upon exercise of any warrant and such indeterminate number of shares of preferred stock that may be issued upon exercise of any warrants or pursuant to the anti-dilution provisions of any such securities.

(2) In United States dollars or the equivalent thereof in any other currency, currency unit or units, or composite currency or currencies.


(3) The proposed maximum per unit and aggregate offering prices per class of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder.

(4) Estimated solely for purposes of determining the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(5) Not required to be included in accordance with General Instruction II.D. of Form S-3.

(6) The Registration Fee was previously paid by the Registrant on December 5, 2001.


                                 ---------------

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED WITHOUT NOTICE. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.



     PRELIMINARY PROSPECTUS - SUBJECT TO COMPLETION, DATED JANUARY 10, 2002


PROSPECTUS

                                   $75,000,000
                         PHARMACEUTICAL RESOURCES, INC.
             SHARES OF COMMON STOCK, PREFERRED STOCK AND/OR WARRANTS
                                 ---------------


         We may offer from time to time under this prospectus up to $75,000,000 of the securities listed above. This means that from time to time:

    o we may offer and issue shares of common stock, shares of preferred stock and/or warrants, each in varying amounts and at prices and on terms to be determined at the time of sale;


    o we will provide a prospectus supplement each time we offer and sell a particular type of security;

    o the prospectus supplement will describe the offering and the terms of the securities; and

    o we will receive all of the net proceeds from any sales for cash of our securities.

         Where necessary, the applicable prospectus supplement will also contain information about certain United States Federal income tax considerations relating to, and any listing on a securities exchange of, the securities covered by such prospectus supplement.

         We may offer our securities directly, through agents or to or through underwriters or dealers. If any agent or underwriter is involved in the sale of the securities, such agent's or underwriter's name, and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. We may sell the securities through agents, underwriters or dealers only by delivery of a prospectus supplement describing the method and terms of the offering of such securities. See "Plan of Distribution" on page 17 of this prospectus.

         Our common stock is traded on The New York Stock Exchange (the "NYSE") under the symbol "PRX." ---------------

         THE SECURITIES OFFERED INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 6 OF THIS PROSPECTUS FOR A DISCUSSION OF SOME IMPORTANT RISKS YOU SHOULD CONSIDER BEFORE BUYING ANY SHARES OF COMMON STOCK, SHARES OF PREFERRED STOCK AND/OR WARRANTS.
                                 ---------------

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                 ---------------


         THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF OUR SECURITIES UNLESS IT IS ACCOMPANIED BY THE APPLICABLE PROSPECTUS SUPPLEMENT.

                 THE DATE OF THIS PROSPECTUS IS JANUARY __, 2002

                       WHERE YOU CAN FIND MORE INFORMATION


         We are a public company and file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission, or SEC. You may read and copy any document that we file at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, DC 20549. You can obtain copies of these documents by writing to the SEC and paying a fee for the copying costs. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. Our SEC filings are also available to the public at the SEC's web site at "HTTP://WWW.SEC.GOV". In addition, our common stock is listed for trading on the NYSE. You can read and copy reports and other information concerning us at the offices of the NYSE located at 20 Broad Street, New York, New York 10005.


         This prospectus is only part of a Registration Statement on Form S-3 that we have filed with the SEC under the Securities Act of 1933, as amended, and, therefore, omits certain information contained in such Registration Statement. We have also filed exhibits and schedules with the Registration Statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may:


                     o inspect a copy of the Registration Statement, including
                       the exhibits and schedules, without charge, at the SEC's Public Reference Room,


                     o obtain a copy from the SEC, upon payment of the fees
                       prescribed by the SEC, or


                     o review a copy on, or obtain a copy from, the SEC's web
                       site.


                      INFORMATION INCORPORATED BY REFERENCE


         The SEC allows us to "incorporate by reference" information that we file wi th it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and the information that we file later with the SEC will automatically update, supplement and/or supersede this information. We incorporate by reference any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until all of the securities covered hereby have been sold. We also incorporate by reference the documents listed below:


         1. Our Annual Report on Form 10-K for the fiscal year ended December 31, 2000;
         2.    Our Proxy Statement for the 2001 Annual Meeting of Stockholders;
         3. Our Quarterly Report on Form 10-Q for the three months ended March 31, 2001;
         4. Our Quarterly Report on Form 10-Q for the three months ended June 30, 2001;

        5. Our Quarterly Report on Form 10-Q for the three months ended September 29, 2001, as amended by Form 10-Q/A filed with the SEC on January 10, 2002; and
         6. The description of our common stock contained in our registration statement under Section 12 of the Securities Exchange Act of 1934, including any amendments or reports filed for the purpose of updating such description.

         The reports and other documents that we file after the date of this prospectus will update, supplement and/or supersede the information in this prospectus. You may request and obtain a copy of these filings, at no cost to you, by writing to or calling us at the following address or telephone number:

                         Pharmaceutical Resources, Inc.
                               One Ram Ridge Road
                          Spring Valley, New York 10977
                            Telephone: (845) 425-7100
                                 Attn: Secretary


         You should rely only on the information incorporated by reference or provided in this prospectus and any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of securities in any jurisdiction where the offer is not permitted. Do not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of such documents.

                              ABOUT THIS PROSPECTUS


         This prospectus is part of a registration statement that we have filed with the SEC, using a "shelf" registration or continuous offering process. We may, from time to time, sell the securities offered in this prospectus in one or more offerings up to a total dollar amount of $75,000,000.

         This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell securities, we will provide you with a prospectus supplement containing specific information about the terms of the securities being offered and the offering. The prospectus supplement also may include a discussion of certain United States Federal income tax consequences and any risk factors or other special considerations applicable to those securities. The prospectus supplement may also add, update, supersede or change information in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in such prospectus supplement. You should read both this prospectus and any applicable prospectus supplement, together with the additional information described under the heading "Where You Can Find More Information" on page 2 of this prospectus.

                                 OUR BUSINESS

         We are a holding company that, through our subsidiaries, is in the business of developing, manufacturing and distributing a broad line of generic drugs, primarily in the United States. We operate principally through our wholly-owned subsidiary, Par Pharmaceutical, Inc. ("Par"), a manufacturer and distributor of generic drugs.


         We have strategic alliances with several pharmaceutical and chemical companies. These alliances provide us with products to sell through the several distribution, development or licensing agreements that we have entered into. In 1998, we entered into a particularly significant strategic alliance when Merck KGaA ("Merck"), a pharmaceutical and chemical company located in Germany, through its subsidiary, EMD, Inc. (formerly known as Lipha Americas, Inc.) ("EMD"), purchased a substantial number of shares of our common stock and became our then-largest stockholder. As part of this alliance, we obtained, pursuant to certain agreements, exclusive distribution rights from a related party of EMD with respect to approximately 45 generic pharmaceutical products.

         Generic drugs are the pharmaceutical and therapeutic equivalents of brand name drugs and are usually marketed under their generic (chemical) names rather than by brand names. Typically, a generic drug may not be marketed until the applicable patents on the brand name drug expire. Generic drugs must meet the same governmental standards as brand name drugs, but generally are sold at prices below those of brand name drugs. Generic drugs provide a cost-effective alternative for consumers while maintaining the level of safety and effectiveness of the brand name pharmaceutical product.

         Our product line consists of both prescription and over-the-counter generic drugs. We currently market 114 products representing various dosage strengths for 50 separate drugs. We market our products primarily to wholesalers, retail drug chains, drug distributors and repackagers through our sales staff.

         RECENT DEVELOPMENTS

         In April 2001, Dr. Reddy's Laboratories Ltd. ("Reddy"), a vertically integrated producer of bulk active ingredients for the pharmaceutical industry and a developer and manufacturer of finished dosage forms located in India, entered into a broad-based co-marketing and development agreement with us covering 14 generic pharmaceutical products, five of which have been filed with the United States Food and Drug Administration (the "FDA") and are awaiting approval, to be marketed exclusively by Par in the United States and certain United States territories upon FDA approval. On August 2, 2001, Reddy became the first company to receive 180-day marketing exclusivity in the U.S. generics market when it received FDA approval to market its fluoxetine 40 mg capsules (a generic form of the drug Prozac), and we started shipping the product immediately thereafter. We have agreed to pay Reddy a percentage of the gross profits on sales of the products sold by Par in accordance with a development and supply agreement. On August 2, 2001, we also received 180-day marketing exclusivity for fluoxetine 10 mg and 20 mg tablets through a distribution agreement with Genpharm, Inc., a Merck affiliate, pursuant to which Par immediately thereafter began shipping such product. Additionally, on July 31, 2001, the FDA granted to Merck's affiliate, Alphapharm Pty., final approval to market flecainide acetate, the generic form of Tambocor, thereby allowing Par to market exclusively such product for up to 180 days. Flecainide acetate is indicated for the prevention of paroxysmal supraventricular tochycardias. We expect to begin marketing this product in either late first quarter or early second quarter of 2002.

         On July 25, 2001, the FDA granted Par final approval to market megestrol oral suspension, thereby allowing Par to market the product with marketing exclusivity until mid-January 2002, and we started shipping the product immediately thereafter. To date, no other FDA approvals with respect to megestrol oral suspension have been granted, thereby allowing the Company to continue to sell the product on an exclusive basis. Megestrol oral suspension is indicated for the treatment of anorexia, cachexia or an unexplained significant weight loss in patients with a diagnosis of AIDS.

         On September 5, 2001, EMD and its affiliates sold 13,634,012 shares of our common stock in private placements to approximately 63 entities. Such shares were registered with the SEC pursuant to a registration statement on Form S-3 (Registration No. 333-68308) under the Securities Act of 1933, as amended, and became available for resale to the public.

         On September 5, 2001, following the private placements of the securities of EMD and its affiliates, each of the four designees of EMD to our Board of Directors resigned. We have since filled three of the vacancies caused by such resignations. Peter S. Knight was appointed to our Board of Directors on October 11, 2001 and Scott Tarriff and Ronald M. Nordmann were appointed on December 14, 2001. We expect to fill the one remaining vacancy within the next few months.

         We are incorporated in New Jersey. Our principal executive offices are located at One Ram Ridge Road, Spring Valley, New York 10977, and our telephone number is (845) 425-7100.

                                  RISK FACTORS



         YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS AND ALL OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, ANY PROSPECTUS SUPPLEMENT AND THE DOCUMENTS THAT WE INCORPORATE BY REFERENCE HEREIN BEFORE PURCHASING OUR SECURITIES. INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. ANY OF THE FOLLOWING RISKS COULD MATERIALLY ADVERSELY AFFECT OUR BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION AND COULD RESULT IN A COMPLETE LOSS OF YOUR INVESTMENT. ADDITIONAL RISKS AND UNCERTAINTIES NOT PRESENTLY KNOWN TO US OR THAT WE CURRENTLY DEEM IMMATERIAL MAY ALSO IMPAIR OUR BUSINESS OPERATIONS AND CONDITION.



RISKS RELATED TO OUR INDUSTRY

WE FACE INTENSE COMPETITION IN THE PHARMACEUTICAL INDUSTRY FROM BRAND NAME AND GENERIC MANUFACTURERS, WHOLESALERS AND DISTRIBUTORS, WHICH COULD SIGNIFICANTLY LIMIT OUR GROWTH.

The pharmaceutical industry is highly competitive. Many of our competitors have longer operating histories and greater financial, research and development, marketing and other resources than we do. Consequently, many of our competitors may be able to develop products and/or processes competitive with, or superior to, our own. Furthermore, we may not be able to differentiate our products from those of our competitors, successfully develop or introduce new products that are less costly than those of our competitors or offer purchasers of our products payment and other commercial terms as favorable as those offered by our competitors. Our principal generic competitors are Mylan Laboratories Inc., Teva Pharmaceutical Industries Limited, Watson Pharmaceuticals Inc. and Barr Laboratories Inc., which collectively compete primarily with respect to the following products: acyclovir, allopurinol, captopril, doxepin, enalapril, fluphenazine, indapamide, nicardipine, orphenadrine, sotalol, amiodarone, clomiphene, clonazepam, doxazosin, famotidine, ticlopidine, acebutolol, doxycycline monohydrate caps, ibuprofen Rx, meclizine, minoxidil, megestrol and fluoxetine. We cannot assure you that we will be able to compete successfully with these companies. Our principal strategy in addressing our competition is to offer our customers a broad line of generic drugs, consistent and adequate supply, at competitive pricing. We cannot assure you, however, that this strategy will allow us to compete successfully in our industry or that we will be able to develop and implement new strategies.

Certain manufacturers of brand name drugs and/or their affiliates have been introducing generic pharmaceutical products equivalent to such brand name drugs at relatively low prices. Such pricing, with its attendant diminished profit margins, could have the effect of inhibiting us and other manufacturers of generic pharmaceutical products from developing and introducing generic pharmaceutical products comparable to certain brand name drugs. This, in turn, may discourage our development of new products, reduce our sales and limit or preclude our profitability. Additionally, consolidation among wholesalers and retailers, the formation of large buying groups and competition between distributors have resulted in certain pricing pressures on us.


In addition, increased price competition among manufacturers of generic pharmaceutical products, resulting from new generic pharmaceutical products being introduced into the market and other generic pharmaceutical products being reintroduced into the market, has led to an increase in demands by customers for downward price adjustments by the manufacturers of generic pharmaceutical products, including our business, for certain products that have already been delivered. No assurance can be given that such price adjustments, which reduce our gross profit margin, will not continue, or even increase, with a consequent adverse effect on our earnings.

OUR REVENUES AND GROSS PROFIT FROM INDIVIDUAL GENERIC PHARMACEUTICAL PRODUCTS ARE LIKELY TO DECLINE AS OUR COMPETITORS INTRODUCE THEIR OWN GENERIC EQUIVALENTS.


Revenues and gross profit derived from generic pharmaceutical products tend to follow a pattern based on regulatory and competitive factors believed to be unique to the generic pharmaceutical industry. As the patents for a brand name product and the related exclusivity periods expire, the first generic manufacturer to receive regulatory approval for a generic equivalent of the product often is able to capture a substantial share of the market. However, as other generic manufacturers receive regulatory approvals for competing products, that market share and the price of that product will typically decline. Importantly, the 180-day marketing exclusivity that we were granted by the FDA in respect of fluoxetine 10 mg and 20 mg tablets expires at the end of January 2002, and Reddy's 180-day marketing exclusivity in respect of fluoxetine 40 mg capsules, which our operating subsidiary Par currently sells pursuant to a development and supply agreement, also expires at the end of January 2002. The expiration of these exclusivity periods likely will result in a decrease in the revenues and gross profit of such products (particularly, in respect of fluoxetine 10mg and 20 mg tablets) as competition increases.

IF WE FAIL TO OBTAIN EXCLUSIVE MARKETING RIGHTS FOR GENERIC PHARMACEUTICAL PRODUCTS THAT WE MANUFACTURE AND/OR MARKET IN THE UNITED STATES, OUR BUSINESS MAY BE ADVERSELY AFFECTED.


As a result of the 180-day marketing exclusivity granted to generic pharmaceutical companies that are first to file an abbreviated new drug application, or an ANDA, for products with the FDA, generic pharmaceutical products at their initial introduction generally are priced to yield relatively high gross profit margins. As additional manufacturers introduce comparable generic pharmaceutical products into this highly competitive market, price competition and access to market have historically intensified and sales prices and product gross profit margins have typically declined, often significantly. Accordingly, our future profitability is dependent, in large part, upon our ability to file ANDAs timely and effectively with the FDA or partner with other parties that have obtained the marketing exclusivity. No assurances can be given that we will be able to develop and introduce successful products in the future within the time constraints necessary to be successful. If we are unable to continue timely and effectively to file ANDAs with the FDA or partner with other parties that have obtained the marketing exclusivity, our gross profit margin and operating results may decline significantly and our prospects may be adversely affected.


BRAND NAME COMPANIES FREQUENTLY TAKE ACTIONS TO PREVENT OR DISCOURAGE THE USE OF GENERIC DRUG PRODUCTS SUCH AS OURS.

Brand name companies frequently take actions to prevent or discourage the use of generic equivalents to their products, including generic products that we manufacture or market. These actions may include:

        o filing new patents on drugs whose original patent protection is about to expire,

        o developing patented controlled-release products or other product improvements,

        o developing and marketing, as over-the-counter products, branded products that will soon face generic competition, and

        o increasing marketing initiatives, regulatory activities and litigation.


These actions, if successful, could have an adverse impact on products that we are developing and our business, financial condition and results of operation could be harmed. Specifically, Pharmacia Corporation, Pharmacia AB, Pharmacia Enterprises S.A., Pharmacia & Upjohn Company (collectively, "Pharmacia") and the Trustees of Columbia University in the City of New York ("Columbia") recently filed lawsuits against us in both the U.S. District Courts of the District of Delaware and New Jersey, alleging patent infringement resulting from the filing of an ANDA pursuant to which we seek to market a generic version of Pharmacia's Xalatan(R) ophthalmic solution. Pharmacia and Columbia are seeking an injunction preventing approval of our ANDA and the marketing of our product. Pharmacia and Columbia have not asserted a claim for damages in either action, but they have requested an award of attorneys' fees.

PROPOSED FDA REGULATIONS AND GUIDELINES MAY RESULT IN OUR GENERIC PRODUCTS NOT BEING ABLE TO UTILIZE FULLY THE 180-DAY MARKETING EXCLUSIVITY PERIOD, WHICH WILL AFFECT OUR RESULTS OF OPERATIONS.

Any inability to use fully the 180-day marketing exclusivity period for any of our products will affect our results of operations. In August 1999, the FDA proposed to amend its regulations relating to 180-day marketing exclusivity for which certain generic drugs may qualify. We cannot predict whether or to what extent the FDA will make changes to those regulations. In March 2000, the FDA issued new guidelines regarding the timing of approval of ANDAs following patent infringement court decisions and regarding the start of the 180-day marketing exclusivity period set forth in recent Federal legislation. These guidelines could result in us not being able to utilize all or any portion of the 180-day marketing exclusivity period on ANDA products that we were first to file on, depending on the timing and results of court decisions in patent litigation, which could adversely affect our sales and future profitability. We are unable to predict what impact, if any, the FDA's new guidelines may have on our business or financial condition.

NEW DEVELOPMENTS BY OTHER MANUFACTURERS COULD MAKE OUR PRODUCTS UNCOMPETITIVE OR OBSOLETE.


The markets in which we compete and intend to compete are undergoing, and are expected to continue to undergo, rapid and significant change. We expect competition to intensify as technological advances are made. New developments by other manufacturers may render our products uncompetitive or obsolete.

OUR ABILITY TO MARKET SUCCESSFULLY ANY PRODUCT DEPENDS, IN LARGE PART, UPON THE ACCEPTANCE OF THE PRODUCT BY INDEPENDENT THIRD PARTIES.


Our ability to market successfully any generic or proprietary pharmaceutical product depends, in large part, on the acceptance of the product by independent third parties (including physicians, pharmacies, government formularies and other retailers) as well as patients. Our success will, therefore, likely depend in large part on our ability to convince such third parties that our generic versions of brand name products are manufactured as safely and with the same efficacy as the brand name drugs or other generic equivalents. Unanticipated side effects or unfavorable publicity concerning any of our products would have an adverse effect on our ability to achieve acceptance by prescribing physicians, managed care providers, pharmacies and other retailers, customers and patients. In addition, some of our generic products are manufactured in a different form than the brand name product (E.G., tablet versus capsule). Therefore, we must also convince third parties to use a product in a form different from what they are accustomed to using.

OUR OVERALL FUTURE PROFITABILITY DEPENDS UPON OUR ABILITY TO INTRODUCE NEW GENERIC PRODUCTS ON A TIMELY BASIS.

Our overall future profitability will depend, to a significant extent, upon our ability to introduce, on a timely basis, new generic products for which we are either the first to market (or among the first to market) or otherwise can gain significant market share. The timing of the introduction of our products is dependent upon, among other things, the regulatory approval of these products and the timing of regulatory approvals of competing products. Inasmuch as this timing is not within our control, we may not be able to develop and introduce new generic products on a timely basis, if at all. If we are not able to introduce, on a timely basis, new generic products for which we have obtained 180-day marketing exclusivity, we will lose some of the advantage of such exclusivity period.

IN SOME CIRCUMSTANCES, WE MAY RETROACTIVELY REDUCE THE PRICE OF PRODUCTS THAT WE ALREADY HAVE SOLD TO CUSTOMERS BUT THAT HAVE NOT BEEN RESOLD BY SUCH CUSTOMERS.

In some circumstances, we may issue to our customers credits for products that we previously sold to them but that have not been resold by them. These credits effectively constitute a retroactive reduction of the price of products already sold. Although we establish a reserve with respect to these potential credits at the time of sale, we have no assurance that our reserves will be adequate.

WE ARE SUBJECT TO STRINGENT GOVERNMENTAL REGULATION.



As a member of the pharmaceutical manufacturing industry, we are subject to extensive regulation by the Federal government, principally the FDA and the Drug Enforcement Administration, and, to a lesser extent, by state governments. The Federal Food, Drug and Cosmetic Act, the Controlled Substances Act, the Generic Drug Enforcement Act of 1992 (the "Generic Act") and other Federal statutes and regulations govern or influence the testing, manufacture, safety, labeling, storage, recordkeeping, approval, advertising and promotion of our products. The Generic Act, a result of legislative hearings and investigations into the generic drug approval process, is particularly relevant to our business. Under the Generic Act, the FDA is authorized to impose debarment and other penalties on individuals and companies that commit illegal acts relating to the generic drug approval process. In some situations, the Generic Act requires the FDA not to accept or review for a period of time ANDAs from a company or an individual that has committed certain violations and provides for temporary denial of approval of applications during its investigation. Additionally, non-compliance with other applicable regulatory requirements can result in fines, perhaps significant in amount, and other sanctions imposed by courts and/or regulatory bodies, including the initiation of product seizures, product recalls, injunctive actions and criminal prosecutions. In addition, administrative remedies can involve the recall of products, as well as the refusal of the government to enter into supply contracts with, and/or to approve new drug applications of, a non-complying entity. The FDA also has the authority to withdraw approval of drugs in accordance with statutory procedures.


WE ARE SUSCEPTIBLE TO PRODUCT LIABILITY CLAIMS THAT MAY NOT BE COVERED BY INSURANCE AND COULD REQUIRE US TO PAY SUBSTANTIAL SUMS.

Like all pharmaceutical companies, we face the risk of loss resulting from, and adverse publicity associated with, product liability lawsuits, whether or not such claims are valid. We likely cannot avoid such claims. In addition, although we believe that we have reasonably adequate insurance coverage, we cannot be certain that our product liability insurance will, in fact, be adequate to cover such claims or that we will be able to get adequate insurance coverage in the future at acceptable costs. A successful product liability claim that is excluded from coverage, or that exceeds our policy limits, could require us to pay substantial sums.

THE MANUFACTURE, USE AND STORAGE OF PHARMACEUTICAL AND CHEMICAL PRODUCTS ARE SUBJECT TO ENVIRONMENTAL REGULATION AND RISK.

Because of the chemical ingredients of pharmaceutical products and the nature of their manufacturing process, the pharmaceutical industry is subject to extensive environmental regulation and the risk of incurring liability for damages and/or the costs of remedying environmental problems. Specifically, our use of various flammable solvents and certain organic chemicals in our manufacturing and laboratory operations is subject to a number of environmental regulations. Although we have not yet incurred such liability or costs in any material amount, we cannot assure you that we will not be subject to liability or costs, perhaps material, in the future. To date, the costs of our compliance with environmental regulations have not been material. In the future, however, we may be required to increase expenditures to remedy environmental problems and/or comply with applicable regulations.

Additionally, if we fail to comply with environmental regulations to use, discharge or dispose of hazardous materials appropriately or otherwise to comply with the conditions attached to our operating licenses, the licenses could be revoked and we could be subject to criminal sanctions and/or substantial civil liability or could be required to suspend or modify our manufacturing operations.

TESTING REQUIRED FOR THE REGULATORY APPROVAL OF OUR PRODUCTS IS SOMETIMES CONDUCTED BY INDEPENDENT THIRD PARTIES. ANY FAILURE BY ANY OF THESE THIRD PARTIES TO PERFORM THIS TESTING PROPERLY MAY HAVE AN ADVERSE EFFECT UPON OUR ABILITY TO OBTAIN REGULATORY APPROVALS.


Our applications for the regulatory approval of our products incorporate the results of testing and other information that is sometimes provided by independent third parties (including, for example, manufacturers of raw materials, testing laboratories, contract research organizations or independent research facilities). The ability of the products being tested to receive regulatory approval is, to some extent, dependent upon the quality of the work performed by these third parties, the quality of the third parties' facilities and the accuracy of the information provided by third parties. We have little or no control over any of these factors. If this testing is not performed properly, our ability to obtain regulatory approvals could be restricted or delayed.


LITIGATION IS COMMON IN OUR INDUSTRY, CAN BE EXPENSIVE AND MAY DELAY AND/OR PREVENT ENTRY OF OUR PRODUCTS INTO THE MARKET.

Litigation concerning patents and proprietary rights can be protracted and expensive. Pharmaceutical companies with patented brand products are increasingly suing companies that produce off-patent generic forms of their patented brand name products for alleged patent infringement or other violations of intellectual property rights, which may delay or prevent the entry of such a generic product into the market. Generally, a generic drug may not be marketed until the applicable patents on the brand name drug expire. When an ANDA is filed with the FDA for approval of a generic drug, the filing person may either certify as to the expiration of the patent listed by the FDA as covering the generic product, in which case the ANDA will not become effective until the expiration of such patent, or certify that any patent listed as covering the generic drug is invalid or will not be infringed by the manufacture, sale or use of the new drug for which the ANDA is filed. In either case, there is a risk that a branded pharmaceutical company may sue such filing person for alleged patent infringement or other violations of intellectual property rights. Because a large part of our business involves the marketing and development of off-patent products, the threat of litigation, the outcome of which is inherently uncertain, is always present. Such litigation may be costly and time-consuming, and could result in a substantial delay in or prevention of the introduction and/or marketing of our products, which could have a material adverse effect on our business, financial condition, prospects and results of operations.


Other companies that compete with us by manufacturing, developing and selling the same generic pharmaceutical products may similarly file lawsuits against us claiming patent infringement or invalidity. Specifically, aaiPharma Inc. has initiated two patent infringement litigations against us in the United States District Court for the Eastern District of North Carolina seeking a declaratory judgment that we, among others, are infringing on aaiPharma's patents in respect of polymorphic forms of fluoxetine (Prozac), injunctive relief to prevent any sale of products infringing on such patents, and compensatory and punitive monetary damages and attorneys' fees. In addition, Alpharma USPD, Inc. filed a lawsuit in the U.S. District Court for the District of Maryland seeking a declaratory judgment that Alpharma's megestrol acetate formulation does not infringe U.S. Patent No. 6,028,065 granted to the Company and/or that the Company's patent is invalid.


RISKS RELATED TO OUR COMPANY

WE MAY FAIL TO INTRODUCE PROFITABLE NEW PRODUCTS IN A TIMELY MANNER.


The research and development of oral solid and suspension products, including preformulation research, process and formulation development, required studies and FDA review and approval, has historically taken approximately two to three years. We typically select products for development that we intend to market several years in the future. The length of time necessary to bring a product to market, however, can vary significantly and can depend on, among other things, availability of funding, problems relating to formulation, safety or efficacy or patent issues associated with the product. We currently have ourselves or through our partners 25 ANDAs pending with the FDA, five of which have received tentative approval. We cannot provide assurance that we will successfully complete the development of products either under development or proposed for development, that we will obtain regulatory approval for any such product, that any approved product will be produced in commercial quantities or that any approved product can be sold at a profit. Our failure to introduce profitable new products in a timely manner could have a material adverse effect on our operating results, prospects and financial condition.


OUR PROFITABILITY MAY BE ADVERSELY AFFECTED BY OUR CONTINUING DEPENDENCE ON OUR MAJOR CUSTOMERS AND OUR LIMITED DISTRIBUTION CHAIN.


We have approximately 150 customers, some of which are part of larger buying groups. During fiscal year 2001, our three largest customers in sales volume, McKesson Drug Co., Bergen Brunswig Corporation and Walgreen Company, accounted for approximately 14%, 9% and 12%, respectively, of our net sales. Sales to McKesson Drug Co. included a significant amount related to one of our non-warehousing drug store chain customers. We do not have written agreements with any of these customers. The loss of any of these customers or the substantial reduction in orders from any of such customers could have a material adverse effect upon our operating results and financial condition. We also have broadened our product line by entering into distribution agreements, pursuant to which we distribute generic pharmaceutical products manufactured by others. We are dependent, in large part, on the efforts of the corporations that are party to such distribution agreements to develop and promote such generic pharmaceutical products, and there can be no assurance that such efforts will be successful. If these relationships do not continue as expected, our business, financial condition, prospects and results of operation could suffer.


FUTURE INABILITY TO OBTAIN RAW MATERIALS OR PRODUCTS FROM CONTRACT MANUFACTURERS COULD SERIOUSLY AFFECT OUR OPERATIONS.


The raw materials essential to our manufacturing business are purchased primarily from United States distributors of bulk pharmaceutical chemicals manufactured by foreign companies. Although to date we have not experienced difficulty in obtaining these raw materials and products, we cannot assure you that supply interruptions or delays will not occur in the future or that we will not have to obtain substitute materials or products, which would require additional regulatory approvals. In addition, necessary changes in our raw material suppliers could result in delays in production, higher raw material costs and loss of sales and customers because regulatory authorities must generally approve raw material sources for pharmaceutical products. Any significant supply interruption could have a material adverse effect on our business, financial condition, prospects and results of operation.

WE ARE INCREASING OUR EFFORTS TO DEVELOP NEW PROPRIETARY PHARMACEUTICAL PRODUCTS, BUT WE CAN GIVE NO ASSURANCE THAT ANY OF THESE EFFORTS WILL BE COMMERCIALLY SUCCESSFUL.


Our principal business has traditionally been the development, manufacture and marketing of generic equivalents of pharmaceutical products first introduced by third parties. We have recently increased our efforts to obtain patents on new products, although there can be no assurance that we will be successful in such efforts.

Expanding from our focus on generic products and broadening our product pipeline to include patents on products may require additional internal expertise or external collaboration in areas in which we currently do not have substantial resources and personnel. We may have to enter into collaborative arrangements with others that may require us to relinquish rights to certain of our technologies or product candidates that we would otherwise pursue independently. We cannot assure you that we will be able to acquire the necessary expertise or enter into collaborative agreements on acceptable terms, if at all, to develop and market proprietary product candidates.

In addition, only a small minority of all new proprietary research and development programs ultimately results in commercially successful drugs. It is not possible to predict whether or when any program (including any program of ours) will succeed unless and until it actually produces a drug that is commercially marketed for a significant period of time.

In order to obtain regulatory approvals for the commercial sale of our proprietary product candidates, we will be required to complete extensive clinical trials in humans to demonstrate the safety and efficacy of the products. We have limited experience in conducting clinical trials in these new product areas.

A clinical trial may fail for a number of reasons, including:

        o failure to enroll a sufficient number of patients meeting eligibility criteria;

        o failure of the product candidate to demonstrate safety and efficacy;

        o the development of serious (including life threatening) adverse events (including, for example, side effects caused by or connected with exposure to the product candidate); and

        o the failure of clinical investigators, trial monitors and other consultants or trial subjects to comply with the trial plan or protocol.


WE MAY NEED ADDITIONAL FINANCING, WHICH MAY NOT BE AVAILABLE, AND ANY FINANCINGS MAY REDUCE THE PERCENTAGE OWNERSHIP OF OUR EXISTING STOCKHOLDERS.

Our existing capital resources may not be sufficient to fund the expansion of our operations, potential acquisitions and research and development programs, and we may, therefore, need to raise significant additional capital through public or private equity offerings, debt financings or additional commercial partnerships and licensing arrangements. We may not be able to find additional financing when we need it or on terms favorable to us. If we raise additional capital by issuing equity securities, such an issuance will reduce the percentage, and perhaps dilute the economic, ownership of our existing stockholders. Furthermore, we may need to issue securities that have rights, preferences and privileges senior to our common stock. Presently, we believe that our current capital resources are sufficient to meet our cash needs for at least the next 12 months.

WE MAY BE SUBJECT TO RISKS ASSOCIATED WITH FUTURE ACQUISITIONS.


We regularly review potential transactions related to the acquisition of technologies, products and product rights, and businesses complementary to our business. In the future, we may choose to enter into such transactions at any time. Nonetheless, we cannot assure you that we will be able to identify suitable acquisition or investment candidates, or if we do identify suitable candidates, that we will be able to make such acquisitions or investments on commercially acceptable terms or at all. If we do make any acquisitions or investments, we may finance such acquisitions or investments by issuing additional equity securities, which could dilute the holdings of our then existing stockholders, using our cash resources and/or incurring additional debt. Any such acquisitions or investments could also result in an increase in goodwill, intangible assets and amortization expenses that could negatively impact our profitability. Under new accounting rules, goodwill amortization expense has been eliminated. Therefore, if the fair value of our goodwill is determined at some future date to be less than its recorded value, a charge to earnings may be required. Such a charge may be in an amount that is material to our results of operations and net worth.

Additionally, acquisitions involve numerous risks, including difficulties in the assimilation of the personnel, operations and products of the acquired companies, the diversion of management's attention from other business concerns, risks of entering markets in which we have no, or limited, prior experience and the potential loss of key employees of the acquired company. There may be overlap between the products or customers of the Company and an acquired entity that may create conflicts in relationships or other commitments detrimental to the integrated businesses. In addition, as a result of acquiring businesses, we may incur significant transaction costs, including substantial fees for investment bankers, attorneys, accountants and financial printing costs and any acquisition could result in our assumption of unknown and/or unexpected, perhaps material, liabilities.

WE DEPEND ON OUR ABILITY TO PROTECT OUR INTELLECTUAL PROPERTY AND PROPRIETARY RIGHTS. WE CANNOT BE CERTAIN OF THEIR CONFIDENTIALITY AND PROTECTION.


Our success depends, in large part, on our ability to protect our current and future products and to defend our intellectual property rights. If we fail to protect our intellectual property adequately, competitors may manufacture and market products similar to ours. Few patents covering our products have been issued to us. We have, however, filed, and expect to continue to file, patent applications seeking to protect newly developed products in various countries, including the United States. Some patent applications in the United States are maintained in secrecy until the patent is issued. Because the publication of discoveries tends to follow their actual discovery by several months, we cannot be certain that we were the first to invent or file patent applications on any of our discoveries. We also cannot be certain that patents will be issued with respect to any of our patent applications or that any existing or future patents issued to or licensed by us will provide competitive advantages for our products or will not be challenged, invalidated or circumvented by our competitors. Furthermore, our patent rights may not prevent our competitors from developing, using or commercializing products that are similar or functionally equivalent to our products.

We rely particularly on trade secrets, unpatented proprietary expertise and continuing innovation that we seek to protect, in part, by entering into confidentiality agreements with licensees, suppliers, employees and consultants, in large part because few of our products are protected by patents. We cannot assure you that these agreements will not be breached. We also cannot be certain that there will be adequate remedies in the event of a breach. Disputes may arise concerning the ownership of intellectual property or the applicability of confidentiality agreements. We cannot be sure that our trade secrets and proprietary technology will not otherwise become known or be independently developed by our competitors or, if patents are not issued with respect to products arising from research, that we will be able to maintain the confidentiality of information relating to these products. In addition, efforts to ensure our intellectual property rights can be costly, time-consuming and ultimately unsuccessful.

VOLATILITY OF THE MARKET PRICE OF OUR COMMON STOCK COULD ADVERSELY AFFECT OUR STOCKHOLDERS.


The market price of our common stock has been and may continue to be volatile. The closing sales prices of our common stock ranged from a low of $3.625 to a high of $8.50 in 2000 and from a low of $6.563 to a high of $42.20 in 2001. The market price for our common stock could continue to be subject to wide fluctuations, for the following reasons, among others:


         o actual or anticipated variations in our quarterly operating results or financial condition or those of our competitors;

         o announcements by us or our competitors of new and enhanced products or acquisition of new businesses;

         o    market conditions or trends in the pharmaceutical industry;

         o    developments or disputes concerning proprietary rights;

         o introduction of technologies or product enhancements by others that reduce the need for our products;

         o    changes in financial estimates by securities analysts;

         o    general economic and political conditions;

         o    departures of key personnel;

         o    changes in the market valuations of our competitors;

         o    regulatory considerations;

         o the recent sale of a large amount of our common stock by our then-largest stockholder could limit future demand for our stock;

         o the sale of a large amount of our common stock could cause volatility of our share price and may have a significant impact on the market price of our common stock;

         o preferred stock that we may issue could have other rights, including economic rights, senior to our common stock, so that the issuance of such preferred stock could adversely affect the market value of our common stock and could also have the effect of delaying, deferring or preventing a change of control of us without any action by the common stockholders; and

         o    the other risk factors listed in this section.

IF WE DO NOT MANAGE OUR ANTICIPATED GROWTH, WE MAY NOT BE ABLE TO OPERATE OUR BUSINESS EFFECTIVELY.


We believe that we need to continue to expand our operations, organically and/or through acquisitions, in order to remain competitive. We have recently experienced an increase in our revenue that, together with our anticipated growth, could place a strain on our management and accounting systems and financial and other resources. Our ability to successfully implement our business plan in a rapidly evolving market will require an effective planning and management process, close coordination with and support of our suppliers and insuring the availability of adequate working capital financing. We must continue to improve and effectively utilize our existing, and assimilate any acquired operational, management, accounting, marketing and financial systems and successfully recruit, hire, train, retain and manage personnel, which we may be unable to do. Further, we must maintain close coordination among our technical, finance, accounting, marketing, sales and production staffs. We cannot assure you that we will be able to successfully manage our expansion. If we fail to manage our anticipated growth, our operations may be disrupted and our business may be adversely affected.

LOSS OF KEY PERSONNEL COULD ADVERSELY AFFECT OUR BUSINESS.

Our future success depends, to a substantial degree, upon the continued service of Kenneth I. Sawyer, our President and Chief Executive Officer, and other key members of our management team. We currently have severance agreements that provide incentives for our management to continue working for us. Except for Mr. Sawyer and Scott Tarriff, our Executive Vice President, Business Sales and Marketing and the President of Par, however, we do not have employment agreements with any of our senior officers. Although we are not aware that any key personnel is planning to retire or leave the Company in the near future, the loss of the services of Messrs. Sawyer or Tarriff, or of certain other members of our management team, or their inability to perform services on our behalf, could materially and adversely affect our operations. Furthermore, Mr. Sawyer's employment agreement does not require Mr. Sawyer to remain employed for any prescribed period of time and provides for a $1,000,000 lump-sum payment to him if, for any reason, he no longer continues to serve as our President and Chief Executive Officer. While we believe that we have been somewhat successful in attracting and retaining skilled personnel in all areas of our business recently, we cannot assure you that we can continue to attract, train and retain such personnel. Our failure in this regard could limit the rates at which we generate sales and develop new products.

AN ANTI-TAKEOVER PROVISION OF OUR CERTIFICATE OF INCORPORATION COULD HINDER ATTEMPTS TO REPLACE OUR MANAGEMENT.

Under our certificate of incorporation, the Board of Directors has staggered terms, which may have the effect of making us a less attractive target for unfriendly acquisition by a person or company that does not have the support of the Board of Directors by making it more difficult for such person or company to obtain control over us by replacing our directors and current management.

THE PROVISIONS OF OUR CREDIT AGREEMENT MAY AFFECT OUR ABILITY TO ENTER INTO CERTAIN TRANSACTIONS.

The Loan and Security Agreement, dated as of December 15, 1996, as amended from time to time, that we entered into with General Electric Capital Corporation ("GE"), may restrict our ability to enter into certain corporate transactions, unless we obtain GE's prior written consent. Although we believe that we will be able to obtain any such consent, we cannot guarantee that GE will, in all circumstances, provide consent for the specific purposes for which we intend, which may restrict our ability to enter into, or delay the consummation of, certain corporate transactions.

THE SALE OF SECURITIES HELD BY MERCK COULD POTENTIALLY DISRUPT CERTAIN EXISTING AGREEMENTS BETWEEN US AND AFFILIATES OF MERCK.


In connection with, and following, the acquisition of a substantial number of shares of our common stock in 1998 by EMD, Merck and Genpharm, Inc. and Generics
(UK) Ltd., each subsidiaries of Merck, entered into various commercial agreements, including services agreements, pursuant to which Merck and its subsidiaries provide us with research and development, regulatory compliance and manufacturing support, and distribution agreements, pursuant to which Genpharm, Inc. granted exclusive distribution rights to us within the United States and certain other United States territories with respect to approximately 45 generic pharmaceutical products. We cannot assure you that the recent sale of our common stock by EMD will not result, directly or indirectly, in the modification, eventual expiration and/or early termination of our commercial contracts with Merck and/or its subsidiaries. If such agreements lapse, we cannot be certain that we will be able to enter into necessary replacement agreements on acceptable terms to meet our service and distribution requirements.

                 DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

         This prospectus, including the documents that we incorporate herein by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as "anticipate," "estimate," "plans," "projects," "continuing," "ongoing," "expects," "management believes," "we believe," "we intend" and similar words or phrases. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus. Among the key factors that could cause actual results to differ materially from the forward-looking statements:

         o    competitive factors;

         o    general economic and financial conditions;

         o    relationships with pharmaceutical and biotechnology companies;

         o    the ability to develop safe and efficacious drugs;

         o    variability and amounts of royalty, license and other revenue;

         o    ability to enter into future collaborative agreements;

         o    governmental regulation;

         o    changes in industry practices; and

         o    one-time or non-recurring events.


         Because the factors referred to above, as well as the risk factors set forth beginning on page 6 of this prospectus, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made and, subject to applicable law to the contrary, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise, when they will arise and/or their effects. In addition, we cannot assess the impact of each factor on our business or financial condition or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

                                 USE OF PROCEEDS


         We will receive all of the net proceeds from any sales for cash of our securities registered under the registration statement of which this prospectus is a part. Unless otherwise set forth in an applicable prospectus supplement, we currently intend to use the net proceeds from our sales of securities:

         o to finance possible acquisitions of companies, products, assets and/or technologies;

         o    to fund our research and development programs;


         o    for general corporate purposes; and

         o    to meet working capital needs.

         We have not determined the amount or percentage of net proceeds to be used for each of the purposes indicated or the timing of any expenditures. As a result, our management will have broad discretion to allocate the net proceeds from any sales of our securities registered under the registration statement of which this prospectus is a part. Pending application of the net proceeds as described above, we intend to invest the net proceeds of the offering in short-term, investment-grade, interest-bearing securities.

         We may set forth additional information on the use of net proceeds from the sale of securities we offer under this prospectus in a prospectus supplement relating to any specific offering(s).

                              PLAN OF DISTRIBUTION


         We may offer our securities for sale in one or more transactions, including block transactions, at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices determined on a negotiated or competitive bid basis. We may sell securities directly, through agents designated by us, from time to time, or by such other means as we may specify in any applicable prospectus supplement. We may sell our securities through a broker-dealer acting as agent or broker or to a broker-dealer acting as principal, or both. In the latter case, the broker-dealer may then resell such securities to the public at varying prices to be determined by the broker-dealer at the time of resale. Underwriters, dealers and agents engaged by us in connection with an offering may engage in transactions with or perform services for us or our subsidiaries in the ordinary course of their businesses.

         Participating agents or broker-dealers in the distribution of any of the securities may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended. Any discounts or commissions received by any underwriter and any participating agents or broker-dealers, and any profit on the resale of shares of the securities purchased by any of them may be deemed to be underwriting discounts or commissions under the Securities Act of 1933, as amended.

         To the extent legally required, the number and amount of the securities to be sold, information relating to any underwriters, the purchase price, the public offering price, if applicable, the name of any underwriter, agent or broker-dealer, and any applicable commissions, discounts or other items constituting compensation to such underwriters, agents or broker-dealers with respect to a particular offering will be set forth in an appropriate supplement to this prospectus.

         If underwriters are used in an offering, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriter or underwriters with respect to a particular underwritten offering of the securities will be named in the prospectus supplement relating to that offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be stated on the cover of the prospectus supplement. Underwriters, dealers and agents may be entitled, under agreements to be entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act of 1933, as amended. If any material change is made with respect to this plan of distribution, we will file a post-effective amendment to the registration statement of which this prospectus forms a part.

         Under the securities laws of some states, the securities registered by this registration statement may be sold in those states only through registered or licensed brokers or dealers.

         Certain persons that participate in the distribution of the securities may engage in transactions that stabilize, maintain or otherwise affect the price of the securities, including over-allotment, stabilizing and short-covering transactions in such securities, and the imposition of penalty bids, in connection with an offering. Any person participating in the distribution of securities registered under the registration statement that includes this prospectus and any supplement will be subject to applicable provisions of the Securities Exchange Act of 1934, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities. These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.


         Upon sale under the registration statement that includes this prospectus and any supplement, the securities registered by the registration statement will be freely tradable in the hands of purchasers other than any affiliates of us.

                           THE SECURITIES WE MAY OFFER


         The descriptions of the securities contained in this prospectus summarize the material terms and provisions of the various types of securities that we may offer. We will describe in an applicable prospectus supplement relating to any securities, the particular terms and provisions of the securities offered by that prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms that we have summarized below. We will also include in the applicable prospectus supplement information, where applicable, about material United States Federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.


         We may, from time to time, sell in one or more offerings, common stock, preferred stock and/or warrants to purchase any of such securities.

         This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

                 DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK

         The following description of our capital stock and certain provisions of our amended certificate of incorporation and our bylaws is only a summary and is qualified in its entirety by the provisions of our amended certificate of incorporation and our bylaws.


         Our authorized capital stock consists of 90,000,000 shares of common stock, par value $.01 per share, and 6,000,000 shares of preferred stock, par value $.0001 per share, of which 2,000,000 shares were designated as Series A Convertible Preferred Stock ("Series A Preferred Stock"), 960,568 shares of which Series A Preferred Stock were issued and subsequently converted to 1,055,815 shares of our common stock. As of January 9, 2002, there were 32,045,287 shares of our common stock issued and outstanding and no shares of our preferred stock issued or outstanding.


COMMON STOCK

         Holders of our common stock are entitled to one vote for each share held of record on all matters properly submitted to a vote of our stockholders. Subject to the rights of holders of the preferred stock, if any, holders of our common stock have ratable rights to dividends from funds legally available therefor, when, as and if declared by our Board of Directors, and are entitled to share ratably in all of our assets available for distribution to holders of common stock upon our liquidation, dissolution or winding up of our affairs remaining after the payment of all of our debts and other liabilities. Holders of our common stock have neither preemptive rights nor rights to convert their common stock into any other securities and are not subject to future calls or assessments. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of our shares of preferred stock that we may designate and issue in the future. There are no redemption or sinking-fund provisions in our amended certificate of incorporation.

LISTING


         Our common stock is listed on the NYSE under the symbol "PRX."


TRANSFER AGENT AND REGISTRAR

         First City Transfer Company is the transfer agent and registrar for our common stock.

PREFERRED STOCK

         Our amended certificate of incorporation authorizes our Board of Directors to issue preferred stock in one or more series and to determine the voting rights, dividend rights, liquidation preferences, conversion rights, redemption rights, including sinking-fund provisions and redemption prices, and other terms and rights of each series of preferred stock. We currently have no shares of preferred stock outstanding. If we determine to issue any preferred stock, we will fix the rights, preferences, privileges and restrictions of the preferred stock of each series in the certificate of designation relating to that series. We will incorporate by reference as an exhibit to the registration statement that includes this prospectus the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before any issuance of the related series of preferred stock. This description may include:

         1.   the title and stated value;

         2.   the number of shares we are offering;

         3.   the liquidation preference per share;

         4.   the purchase price per share;

         5. any dividend rate, period and payment date, and the method of calculation for dividends;

         6. whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

         7.   the procedures for any auction and remarketing;

         8.   the provisions for a sinking fund;

         9. the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

         10. any listing of the preferred stock on any securities exchange or market;

         11. whether the preferred stock will be convertible into our common stock and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

         12. whether the preferred stock will be exchangeable into debt securities and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

         13.  any voting rights of the preferred stock;

         14.  preemptive rights;

         15. any restrictions on the transfer, sale or other assignment of the preferred stock;

         16. whether interests in the preferred stock will be represented by depositary shares;


         17. a discussion of any material or special United States Federal income tax considerations applicable to the preferred stock;


         18. the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs or engage in an extraordinary corporate transaction;

         19. any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

         20. any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

         If and when we issue shares of preferred stock under this prospectus, the shares will be fully paid and non-assessable and will not have, or be subject to, any preemptive or similar rights.


         The New Jersey Business Corporation Act provides that the holders of preferred stock have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation for such series of preferred stock.


         Any preferred stock that we may issue could have other rights, including economic rights, senior to our common stock, so that such issuance of preferred stock could adversely affect the market value of our common stock. Any issuance of preferred stock may also have the effect of delaying, deferring or preventing a change in control of us without any action by the common stockholders.


                              ELECTION OF DIRECTORS


         Our amended certificate of incorporation contains provisions that affect the election of members to our Board of Directors. Our Board of Directors consists currently of seven directors, and each director serves until his successor has been duly elected and qualified. Our Board of Directors is divided into three classes of directors. Each class serves a staggered three-year term. As a result, approximately one-third of the Board of Directors is elected each year. Generally, a director will stand for re-election only once every three years. Additionally, our bylaws provide that the directors in office fill any vacancy or newly-created directorship on the Board of Directors. These provisions may have the effect of making us a less attractive target for an unfriendly acquisition by a person or company that does not have the support of the Board of Directors by making it more difficult for such person or company to obtain control over us by replacing our directors and current management.


                             DESCRIPTION OF WARRANTS

GENERAL

         We may issue, together with other securities or separately, warrants to purchase our common stock or preferred stock. We will issue any warrants under warrant agreements to be entered into between us and a warrant agent, or as shall be set forth in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of the series being offered and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The applicable prospectus supplement will describe the following terms, where applicable, of any warrants in respect of which this prospectus is being delivered:

         1.   the title of the warrants;

         2. the designation, amount and terms of the securities for which the warrants are exercisable and the procedures and conditions relating to the exercise of such warrants;

         3. the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with such security;

         4.   the price or prices at which the warrants will be issued;

         5.   the aggregate number of warrants;


         6. any provision for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;


         7. the price or prices at which, and other terms of, the securities purchasable upon exercise of the warrants may be purchased;

         8. if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;


         9. if applicable, a discussion of the material United States Federal income tax considerations applicable to the exercise of the warrants;


         10. any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

         11. the date on which the right to exercise the warrants will commence and the date on which the right will expire;

         12. the maximum or minimum number of warrants which may be exercised at any time; and

         13.  information with respect to book-entry procedures, if any.

EXERCISE OF WARRANTS

         Each warrant will entitle the holder thereof to purchase for cash the number of shares of preferred stock or common stock at the exercise price as will in each case be set forth in, or be determinable as set forth in, any applicable prospectus supplement. Holders of warrants will not be entitled, by virtue of being such holders, to vote, consent, receive dividends or exercise any rights whatsoever as our stockholders. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

         Warrants may be exercised when and as set forth in any applicable prospectus supplement relating to those warrants. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

                                  LEGAL MATTERS

         Kirkpatrick & Lockhart LLP, New York, New York, will pass upon the legality of the securities being offered by this prospectus for us.

                                     EXPERTS

         The consolidated financial statements of Pharmaceutical Resources, Inc. at December 31, 2000 and 1999, and for the years ended December 31, 2000 and 1999, the three-month transition period ended December 31, 1998 and the year ended September 30, 1998, incorporated by reference in this registration statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

NO DEALER, SALESPERSON OR OTHER                   Prospectus
PERSON HAS BEEN AUTHORIZED TO GIVE
ANY INFORMATION OR TO MAKE ANY
REPRESENTATION NOT CONTAINED IN
THIS PROSPECTUS IN CONNECTION WITH                $75,000,000
THE OFFER MADE BY THIS PROSPECTUS
AND, IF GIVEN OR MADE, SUCH
INFORMATION OR REPRESENTATION MUST          PHARMACEUTICAL RESOURCES, INC.
NOT BE RELIED UPON AS HAVING BEEN
AUTHORIZED BY PHARMACEUTICAL               COMMON STOCK, PREFERRED STOCK
RESOURCES, INC. THIS PROSPECTUS                     AND/OR WARRANTS
DOES NOT CONSTITUTE AN OFFER TO
SELL OR A SOLICITATION OF AN OFFER
TO BUY ANY SECURITIES OTHER THAN
THE SECURITIES TO WHICH IT RELATES,
OR AN OFFER IN ANY JURISDICTION TO
ANY PERSON TO WHOM IT IS UNLAWFUL
TO MAKE SUCH AN OFFER IN SUCH
JURISDICTION. NEITHER THE DELIVERY
OF THIS PROSPECTUS NOR ANY SALE
HEREUNDER SHALL, UNDER ANY
CIRCUMSTANCES, CREATE AN
IMPLICATION THAT THE INFORMATION
CONTAINED HEREIN IS CORRECT AT ANY
TIME AFTER THE DATE HEREOF.



                     TABLE OF CONTENTS

                                                       Page
                                                       ----

WHERE YOU CAN FIND MORE
INFORMATION..........................2

INFORMATION INCORPORATED BY
REFERENCE............................2

ABOUT THIS PROSPECTUS................3

OUR BUSINESS.........................4

RISK FACTORS.........................6              January __, 2002

DISCLOSURE REGARDING FORWARD-
LOOKING STATEMENTS..................15

USE OF PROCEEDS.....................16

PLAN OF DISTRIBUTION................17

THE SECURITIES WE MAY OFFER.........18

DESCRIPTION OF COMMON STOCK AND
PREFERRED STOCK.....................18

ELECTION OF DIRECTORS...............20

DESCRIPTION OF WARRANTS.............20

LEGAL MATTERS.......................21

EXPERTS.............................21

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.



         The following table sets forth all expenses payable by the Registrant in connection with the issuance and distribution of our securities being registered hereby, other than underwriting discounts and commissions, all of which will be borne by the Registrant. All amounts are estimated except the SEC registration fee:


                                 EXPENSES                        AMOUNT
                                 --------                        ------


                     SEC Registration Fee...................     $17,925
                     NYSE Listing Fees......................      15,000
                     Legal Fees and Expenses................      95,000
                     Accounting Fees and Expenses...........      15,000
                     Miscellaneous Expenses.................      30,000

                              TOTAL.........................   $ 172,925
                                                               ---------




ITEM 15.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.


         Articles VIII and IX of the Registrant's amended Certificate of Incorporation provide for the indemnification of officers and directors and limitations on liability of officers and directors in the manner and to the fullest extent permitted by New Jersey law. Under Article VII of the Registrant's By-Laws, the Registrant shall indemnify each director and officer of the Registrant to the fullest extent permitted by law. Section 14A:3-5 of the New Jersey Business Corporation Act generally provides that a corporation has the power to indemnify a current or former officer or director of the corporation against expenses and liabilities in connection with any proceeding involving the officer or director by reason of his being or having been an officer or director of the corporation, other than a proceeding by or in the right of the corporation, if such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal proceeding, such officer or director had no reasonable cause to believe his conduct was unlawful. Section 14A:3-5 additionally provides that a corporation has the power to indemnify a current or former officer or director of the corporation against his expenses in connection with any proceeding by or in the right of the corporation to procure a judgment in its favor which involves the officer or director by reason of his being or having been an officer or director of the corporation, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. However, in such proceeding no indemnification shall be provided in respect of any claim, issue or matter as to which such officer or director shall have been adjudged to be liable to the corporation, unless and only to the extent that a court of competent jurisdiction shall determine upon application that despite the adjudication of liability, but in view of all circumstances of the case, such officer or director is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper.


         Section 14A:3-5 further provides that an indemnification, unless ordered pursuant to a court determination, may be made by the corporation only as authorized in a specific case upon a determination that indemnification is proper in the circumstances because the officer or director met the applicable standards of conduct as described above. Such determination may be made by the corporation's Board of Directors or a committee thereof, by independent legal counsel or by the stockholders of the corporation. Section 14A:2-7 of the New Jersey Business Corporation Act provides that a corporation's certificate of incorporation may provide that a director or officer shall have limited liability to the corporation and its shareholders, with certain exceptions.

        The Registrant maintains a directors' and officers' liability insurance policy that, subject to the limitations and exclusions provides therein, covers the officers and directors of the Registrant for certain actions that they may take or omit to take in their capacities as officers and directors of the Registrant.

         Insofar as indemnification liabilities arising under the Securities Act of 1933, as amended, may be permitted to officers and directors under any of the foregoing provisions, the Registrant has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable.

ITEM 16.  EXHIBITS.

  (A)   EXHIBITS.

        EXHIBIT NO.     DESCRIPTION
        -----------     -----------


             1.1* The form of any underwriting agreement for common stock will be filed as an exhibit to a Current Report of the Registrant on Form 8-K and incorporated herein by reference.

             1.2* The form of any underwriting agreement for preferred stock will be filed as an exhibit to a Current Report of the Registrant on Form 8-K and incorporated herein by reference.

             4.1* The form of any warrant exercisable for common stock will be filed as an exhibit to a Current Report of the Registrant on Form 8-K and incorporated herein by reference.

             4.2* The form of any warrant exercisable for preferred stock will be filed as an exhibit to a Current Report of the Registrant on Form 8-K and incorporated herein by reference.

             4.4        The form of preferred stock certificate(1).



             5.1        Opinion of Kirkpatrick & Lockhart LLP.**




            23.1        Consent of Arthur Andersen LLP, Independent Accountants.


            23.2        Consent of Kirkpatrick & Lockhart LLP. Reference is made
                       to Exhibit 5.1.**

            24.1       Power of Attorney.  Reference is made to page II-4.

         ------------------
         (1) To be incorporated by reference in connection with any offering of preferred stock.

         *    To be filed by amendment or as an exhibit to a report pursuant to
              Section 13(a) or 13(c) of the Securities Exchange Act of 1934.



         **   Previously filed with the SEC on December 5, 2001.



ITEM 17.  UNDERTAKINGS.


         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the provisions described in

Item 15 or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i)      To include any prospectus required by Section 10(a)
                           (3) of the Securities Act of 1933, as amended;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         PROVIDED, HOWEVER, that subparagraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by these subparagraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


         (4) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to Section 13(a) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Spring Valley, State of New York, on the 10th day of January 2002.


                                                 PHARMACEUTICAL RESOURCES, INC.


                                                 By:/S/ KENNETH I. SAWYER
                                                    ----------------------------
                                                      Kenneth I. Sawyer
                                                      Chairman of the Board and
                                                      Chief Executive Officer


                                POWER OF ATTORNEY


         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth I. Sawyer and Dennis J. O'Connor, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in his name, place and stead, in any and all capacities, to sign any or all future amendments (including post-effective amendments) to the registration statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


         Pursuant to the requirements of the Securities Act of 1933, as amended, the following persons in the capacities and on the dates indicated have signed this registration statement below.





/s/ Kenneth I. Sawyer                 Chairman of the Board and                      January 10, 2002
---------------------------------
Kenneth I. Sawyer                     Chief Executive Officer
                                      (PRINCIPAL EXECUTIVE OFFICER)

/s/ Scott Tarriff                     Executive Vice President and Director          January 10, 2002
---------------------------------
Scott Tarriff


/s/ Dennis J. O'connor                Vice President, Chief Financial Officer        January 10, 2002
---------------------------------
Dennis J. O'Connor                    and Secretary (PRINCIPAL ACCOUNTING AND
                                      FINANCIAL OFFICER)

/s/ Mark Auerbach                     Director                                       January 10, 2002
---------------------------------
Mark Auerbach


/s/ John D. Abernathy                 Director                                       January 10, 2002
---------------------------------
John D. Abernathy


/s/ Peter S. Knight                   Director                                       January 10, 2002
---------------------------------
Peter S. Knight


/s/ Ronald M. Nordmann                Director                                       January 10, 2002
---------------------------------
Ronald M. Nordmann

                                INDEX TO EXHIBITS



        EXHIBIT NO.      DESCRIPTION
        ----------       -----------

             1.1* The form of any underwriting agreement for common stock will be filed as an exhibit to a Current Report of the Registrant on Form 8-K and incorporated herein by reference.

             1.2* The form of any underwriting agreement for preferred stock will be filed as an exhibit to a Current Report of the Registrant on Form 8-K and incorporated herein by reference.

             4.1* The form of any warrant exercisable for common stock will be filed as an exhibit to a Current Report of the Registrant on Form 8-K and incorporated herein by reference.

             4.2* The form of any warrant exercisable for preferred stock will be filed as an exhibit to a Current Report of the Registrant on Form 8-K and incorporated herein by reference.

             4.4         The form of preferred stock certificate(1).


             5.1         Opinion of Kirkpatrick & Lockhart LLP.**


            23.1         Consent of Arthur Andersen LLP, Independent
                         Accountants.


            23.2 Consent of Kirkpatrick & Lockhart LLP. Reference is made to Exhibit 5.1.**


            24.1         Power of Attorney.  Reference is made to page II-4.



         ------------------

         (1)      To be incorporated by reference in connection with any
                  offering of preferred stock.
/
        *        To be filed by amendment or as an exhibit to a report pursuant to Section 13(a) or 13(c) of the Securities
                  Exchange Act of 1934.
         **       Previously filed with the SEC on December 5, 2001.